Exhibit 10.3

EXECUTION VERSION

SUSSER HOLDINGS CORPORATION

2006 Equity Incentive Plan

Restricted Stock Agreement

THIS AGREEMENT (the “Agreement”) is made effective as of the ___ day of ____________, between Susser Holdings Corporation, a Delaware corporation (the “Company”), and the individual listed on the signature page hereto (hereinafter, the “Participant”):

RECITALS:

WHEREAS, the Company has adopted the 2006 Equity Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

WHEREAS, the Committee desires to issue shares of common stock (the “Restricted Stock”) subject to certain restrictions and vesting requirements related to the ownership of the Restricted Stock by the Participant and other matters described herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Restricted Stock Award

The shares of Restricted Stock received by the Participant, the number of which is listed on the signature page hereto, shall be “restricted stock” subject to the terms and conditions of this Agreement.

2. Issuance Of Shares

(a)	Stock Certificates. Certificates evidencing the Restricted Stock shall be issued by the Company and shall be registered in the Participant’s name on the stock transfer books of the Company promptly after the date hereof, but shall remain in the physical custody of the Company or its designee at all times prior to the vesting of such Restricted Stock pursuant to Section 3. As a condition to the receipt of this Award, the Participant shall deliver to the Company a stock power, duly endorsed in blank, relating to the Restricted Stock. No certificates shall be issued for fractional Shares and, if the conversion formula results in fractional Shares, the Company shall round up to the nearest whole Share.

(b)	Shareholder Rights. The Participant shall have the right to receive dividends (until or unless such Restricted Stock is forfeited pursuant to the Plan or this Agreement) with respect to, but shall not have the right to vote any shares of Restricted Stock; provided, that any cash or in-kind dividends paid with respect to Restricted Stock that has not previously vested shall be held in escrow by the Company and shall be payable to the Participant, at such time if any as the shares of the Restricted Stock vest in accordance with Section 3, in cash, Shares or if applicable, the kind of property distributed as a dividend or any combination thereof, in the discretion of the Committee.

(c)	Withholding Requirements. As a condition to any grant, payment or distribution of Restricted Stock, the Participant shall make such arrangements as the Committee may require for the satisfaction of any Federal, state, local or foreign withholding tax obligations that may arise in connection with such Restricted Stock.

3. Vesting of Restricted Shares

(a)	In General. Except as provided in Sections 3(b) and (c) below, shares of Restricted Stock shall vest over a three year period as follows: (1) 33 1/3% such shares shall vest on the first anniversary of the Unit Grant Date, (2) 33 1/3% such shares shall vest on the second anniversary of the Unit Grant Date and (3) 33 1/3% such shares shall vest on the third anniversary of the Unit Grant Date. Notwithstanding the foregoing, in the event the vesting schedule herein results in the vesting of any fractional Shares, such fractional Shares shall not be deemed vested hereunder but shall vest when such fractional Shares aggregate whole Shares.

(b)	Change of Control. If a Change of Control occurs prior to the Participant becoming fully vested in the Restricted Stock, such Shares shall become fully vested as of the date of the Change of Control.

(c)	Termination of Services.

(i) Any Termination. Unless otherwise set forth in an employment agreement between Participant and the Company or any of its Subsidiaries, Participant shall forfeit all unvested shares of Restricted Stock upon a termination of Service with the Company and any of its Subsidiaries for any reason.

(ii) Termination for Cause. Unless otherwise set forth in an employment agreement between Participant and the Company or any of its Subsidiaries, Participant shall forfeit all shares of Restricted Stock, whether vested or unvested, if such Participant’s Service is terminated for Cause. To the extent Participant disposed of any such Restricted Stock (i.e., vested Shares) prior to such forfeiture, the Company shall be entitled to Fair Market Value of such Shares at the time of the disposition.

4. Proscribed Conduct

Notwithstanding anything to the contrary set forth in the Plan or this Agreement, except as otherwise set forth in an employment agreement between Participant and the Company or any of its Subsidiaries, in the event a Participant engages in Proscribed Conduct after the termination of his Service for any reason, such Participant shall forfeit all shares of Restricted Stock, whether vested or unvested. To the extent Participant disposed of any such Restricted Stock (i.e., vested Shares) prior to such forfeiture, the Company shall be entitled to Fair Market Value of such Shares at the time of the disposition.

5. Adjustment Of Shares

Any adjustments to the Restricted Stock shall be made in accordance with the terms of the Plan.

6. Securities Laws

(a)	Participant Representations. The Participant hereby acknowledges that he or she has been informed that the shares of Restricted Stock are restricted securities under the Securities Act and that the shares of Restricted Stock may not be resold or transferred unless they are first registered under the Securities Act or unless an exemption from such registration is available. Accordingly, the Participant hereby represents and warrants as follows:

(i) The Restricted Stock is being acquired for investment, and not with a view to sale or distribution thereof.

(ii) The Participant is prepared to hold the Restricted Stock for an indefinite period and the Participant is aware that Rule 144 promulgated under the Securities Act, which exempts certain resales of securities, is not presently available to exempt the resale of the Restricted Stock from the registration requirements of the Securities Act.

(iii) If the Participant is an executive officer of the Company (or of a Parent or Subsidiary), the Participant further acknowledges that he or she is an “accredited investor” within the meaning of Rule 501(e) of Regulation D under the Securities Act by virtue of the Participant’s employment position.

(b)	Legend on Certificates. The certificates representing the Restricted Stock shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

7. Definitions

(a)	“Cause” shall mean, unless otherwise defined in an employment agreement between the applicable Participant and the Company or any of its Subsidiaries, (i) the Participant’s conviction of, or plea of guilty or nolo contendere to, a felony, or the Participant’s commission of an act of fraud or embezzlement against the Company or its affiliates; (ii) the Participant’s willful and material breach of any employment agreement between the Company or any Subsidiary and the Participant that is economically injurious to the Company; (iii) the Participant’s willful misconduct that is economically injurious to the Company; (iv) the Participant’s willful failure to follow the lawful directives of the Board; or (v) the Participant’s material failure or neglect to carry out his job functions (other than by reason of a physical or mental impairment), that continues after the Participant has been provided with specific notice of such failure or neglect, and a reasonable opportunity to correct the same. For purposes hereof, no act, or failure to act, by the Participant shall be considered “willful” unless committed in bad faith and without a reasonable belief that the act or omission was in the best interests of the Company or its Subsidiaries.

(b)

“Change of Control” shall mean (i) a sale, merger or similar transaction or series of related transactions involving the Company or any of its Subsidiaries, as a result of which those persons who held (either directly or indirectly) 100% of the voting power of the

Company immediately prior to such transaction do not hold (either directly or indirectly) more than 50% of the voting power of the Company (or the surviving or resulting entity thereof) after giving effect to such transaction or (ii) the sale of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, in a transaction or series of related transactions, in any case, other than to an entity of which more than 50% of the voting power is held (either directly or indirectly) by persons who held voting power of the Company immediately prior to such transaction. For the avoidance of doubt, an initial public offering of the Shares shall not constitute a Change in Control.

(c)	“Proscribed Conduct” shall mean a breach by a Participant of any restrictive covenants contained in any employment agreement between the Participant and the Company or any Subsidiary, or if there are no such covenants or any such covenants are inapplicable for any reason, then “Proscribed Conduct” means, during the one-year period following termination of Service, a Participant’s (a) unauthorized disclosure of confidential information relating to the Company or its Subsidiaries, (b) directly or indirectly engaging in, or owning or controlling any interest in, or acting as a director, officer or employer of, or consultant to or otherwise be employed by any business engaged in the operation of convenience stores, wholesale fuel distribution or any other business conducted by the Company or any Subsidiary or Affiliate in any county in which the Company operates on the date of such Participant’s termination of Service, (c) hiring, directly or indirectly, any individual who was an employee of the Company or its Subsidiaries within the 12 month period prior to the date the Participant employs or seeks to employ such individual, or soliciting or inducing, directly or indirectly, any such individual to terminate his or her Service with the Company or its Subsidiaries, or (d) causing, inducing or encouraging any actual or prospective client, customer, supplier, dealer or licensor of the Company or any other Person who has a business relationship with the Company or any Subsidiary or Affiliate to terminate or modify any such actual or prospective relationship.

(d)	“Securities Act” shall mean the Securities Act of 1933, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

8. Miscellaneous Provisions

(a)	Nontransferability. No share of Restricted Stock may be transferred, assigned, pledged or hypothecated by the Participant during the Participant’s lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process, except (i) by beneficiary designation, will or the laws of descent and distribution and (ii) in the case of a transfer by the Participant to its affiliate with the prior written consent of the Committee in its sole discretion.

(b)	No Right to Continued Employment. Nothing in this Agreement or the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without Cause.

(c)	Notification. Any notification required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

(d)	Entire Agreement. This Agreement and the Plan (and following the exercise of any Option, the Shareholders Agreement, if applicable) constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(e)	Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(f)	Restrictive Covenants. The Participant agrees and acknowledges that the provisions of Section 4 of this Agreement are reasonable and appropriate (including the remedies set forth therein) and hereby covenants to comply with the requirements thereof.

(g)	Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s assigns and the legal representatives, heirs and legatees of the Participant’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be join herein and be bound by the terms hereof.

(h)	Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of Delaware, as such laws are applied to contracts entered into and performed in such jurisdiction.

(i)	Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

The Participant, by signing below, acknowledges and agrees that this award of Restricted Stock is granted under and governed by the terms of the Susser Holdings Corporation 2006 Equity Incentive Plan, which is attached to and made a part of this document.

Participant	Susser Holdings Corporation

By:	By:

Number of Shares of Restricted Stock

Subject to this Agreement: _________________________

SIGNATURE PAGE TO RESTRICTED STOCK AGREEMENT